SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 15, 2006

BERMAN CENTER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19562	58-1865733
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 East Ontario, Suite 800, Chicago Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(312) 255-8088

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 1, 2006, Berman Center, Inc., a Delaware corporation (the “Company”) entered into an agreement (“Termination Agreement”) with California Exotic Novelties, LLC (“CEN”) to terminate a novelty licensing agreement (“Original Licensing Agreement”) that the Company and CEN entered into on August 1, 2004. The term of the Original Licensing Agreement was scheduled to end on August 1, 2009. Per the terms of the Termination Agreement, the Original Licensing Agreement terminated effective immediately. CEN and the Company wished to extend the term of the Original Licensing Agreement; however, CEN, believing that the financial condition of the Company was unsteady, requested that the new agreement be entered into with Dr. Laura Berman, who is the President of the Company. On November 1, 2006, Dr. Berman and CEN entered into a new novelty licensing agreement (“New Licensing Agreement”) with the same material terms and conditions as the Original Licensing Agreement. The term of the New Licensing Agreement is five years from the date of execution, subject to early termination per the provisions of the agreement. In addition, CEN has an option to extend the agreement an additional five years. According to the agreement, Dr. Berman agrees to permit CEN to use her name in connection with the sale of novelty products and, in exchange, Dr. Berman is entitled to eight percent of the net revenue earned by the sale of the products. Any and all revenue due to Dr. Berman under the New Licensing Agreement is automatically assigned and transferred to the Company pursuant to Dr. Berman’s employment agreement with the Company. The Board of Directors of the Company has approved the Termination Agreement, New Licensing Agreement, and the transactions contemplated thereunder. A copy of the Termination Agreement and New Licensing Agreement is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

On April 15, 2006, the Company entered into an agreement (“DVD Agreement”) with Braun Marketing, LLC (“BMS”) and Triple J Marketing, LLC (“Triple J”) pursuant to which the parties would collaborate to create a a series of DVDs based upon the personality and teachings of Dr. Berman and the Company. According to the DVD Agreement, the Company agrees to work with BMS and Triple J to produce and promote the DVD series through general advertising, marketing, and providing the services of Dr. Berman. BMS agrees to underwrite and manage the production of the DVD series, to work with the Company and Triple J to obtain any necessary materials, and to market the DVD series to retail outlets. Triple J agrees to underwrite and initiate a television infomercial marketing campaign for the DVD series and to coordinate sales, shipping, and revenue collections. Per the terms of the DVD Agreement, the Company is entitled to 5% of the gross proceeds from the initial sales of the DVD Series until BMS and Triple J have recouped 50% of their costs, and from that point until BMS and Triple J have recouped 100% of their costs, the Company is entitled to 10% of the gross proceeds. After BMS and Triple J have recouped 100% of their costs, each of the Company, BMS, and Triple J are entitled to one-third of the gross proceeds, subject to other third party profit participations. According to the DVD Agreement, BMS and Triple J will also receive a 15% sales commission on any of the Company’s products that are sold directly by them that are not part of the DVD Series. The Company, BMS, and Triple J jointly own the copyright to the DVD Series. A copy of the DVD Agreement is attached hereto an Exhibit 10.3.

Item 1.02  Termination of a Material Definitive Agreement.

The information contained under Item 1.01, above, is incorporated into this Item 1.02.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Termination Agreement of the Novelty Licensing Agreement by and between California Exotic Novelties, LLC and the Registrant dated November 1, 2006.
10.2	Novelty Licensing Agreement by and between California Exotic Novelties, LLC and Dr. Laura Berman dated November 1, 2006.
10.3	DVD Series Agreement by and between the Registrant, Braun Marketing, LLC, and Triple J Marketing, LLC dated April 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2007	BERMAN CENTER, INC.

By: /s/ Samuel P. Chapman
Name Samuel P. Chapman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Termination Agreement of the Novelty Licensing Agreement by and between California Exotic Novelties, LLC and the Registrant dated November 1, 2006.
10.2	Novelty Licensing Agreement by and between California Exotic Novelties, LLC and Dr. Laura Berman dated November 1, 2006.
10.3	DVD Series Agreement by and between the Registrant, Braun Marketing, LLC, and Triple J Marketing, LLC dated April 15, 2006.